UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

VALERITAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-198807	46-5648907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Route 202 South, Suite 600

Bridgewater, NJ 08807

(Address of principal executive offices, including zip code)

+1-908-927-9920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Results of Operations and Financial Condition

On August 16, 2016, Valeritas Holdings, Inc. (the “Company”) announced that Erick J. Lucera will join the Company as its Chief Financial Officer. Mr. Lucera is expected to join the Company on August 29, 2016 and serve as the Company’s principal financial officer. Prior to such time, Mark Conley, the Company’s Vice President, Corporate Controller and Treasurer, will continue to serve as the Company’s principal financial and principal accounting officer, and will continue as the principal accounting officer, reporting to Mr. Lucera, thereafter. The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

Mr. Lucera, age 48, served as the Chief Financial Officer, Treasurer and Secretary of Viventia Bio Inc., a late-stage oncology company that filed for an initial public offering in October 2015, from September 2015 to August 2016. From December 2012 to April 2015, he served as Vice President, Corporate Development at Aratana Therapeutics, Inc., where he helped grow the company’s product pipeline through a series of acquisitions and in-licensing transactions financed through five public and private offerings in the aggregate amount of nearly $250 million. He served as Vice President, Corporate Development at Sunshine Heart, Inc. from March to December 2012 while the company completed its initial public offering. Mr. Lucera served as Vice President, Healthcare Analyst at Eaton Vance Management, a global asset manager, from February 2008 to November 2011. Mr. Lucera also held various positions at Intrepid Capital Partners, Independence Advisors, LLC and Price Waterhouse & Co. from 1990 to 2008. Mr. Lucera earned a CPH from Harvard University in 2001, an MSF from Boston College in 1999, an MBA from Indiana University in 1995 and a Bachelor’s Degree in Accounting from The University of Delaware in 1990. Mr. Lucera has obtained CFA, CMA and CPA designations.

Mr. Lucera’s employment agreement with the Company, to be executed August 29, 2016 (the “Employment Agreement”), provides for an annual base salary for Mr. Lucera of $270,000 and a target annual bonus opportunity of 35% of his annual base salary. Mr. Lucera is entitled to an initial grant of 115,000 options to purchase the Company’s common stock pursuant to the Valeritas Holdings, Inc. 2016 Incentive Compensation Plan (the “Plan”). Mr. Lucera will be eligible to receive future long-term incentive awards in accordance with the Plan. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Employment Agreement, which the Company intends to file as an exhibit to its next periodic report.

There are no arrangements or understandings between Mr. Lucera and any other person pursuant to which Mr. Lucera was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Mr. Lucera and any director or executive officer of the Company, and Mr. Lucera has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release issued by the Company on August 16, 2016 titled “Valeritas Appoints Erick J. Lucera as Chief Financial Officer”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERITAS HOLDINGS, INC.

Date: August 16, 2016	By:	/s/ John Timberlake
Name: John Timberlake
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on August 16, 2016 titled “Valeritas Appoints Erick J. Lucera as Chief Financial Officer”.